UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 17, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place P.O. Box 3453 Sunnyvale, California 94088-3453 (Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2012, Advanced Micro Devices, Inc. (the “Company”) announced that Mr. Thomas Seifert, Senior Vice President and Chief Financial Officer, will be leaving the Company to pursue other opportunities.

On September 17, 2012, the Company appointed Devinder Kumar, age 57, the Company’s Senior Vice President and Corporate Controller, to serve as interim Chief Financial Officer of the Company. Mr. Kumar joined the Company in 1984. He has served as Corporate Controller of the Company since 2001 and as Senior Vice President of the Company since 2006. Mr. Seifert will remain with the Company in a non-executive position until September 28, 2012 to assist with the transition to the interim Chief Financial Officer. Effective September 28, 2012, Mr. Seifert will no longer serve as an employee of the Company.

Item 7.01 Regulation FD Disclosure

On September 17, 2012, the Company issued a press release announcing Mr. Seifert’s resignation and the appointment of Mr. Kumar. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated September 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 17, 2012

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